Exhibit 99.1

CERTIFICATE OF DISSOLUTION

OF

VIA NET.WORKS, INC.

VIA NET.WORKS, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Corporation is VIA NET.WORKS, Inc.

SECOND: The dissolution was authorized by the Board of Directors of the Corporation on October 11, 2005. The dissolution was authorized by the stockholders of the Corporation on October 21, 2005.

THIRD: That the dissolution of the Corporation was duly authorized by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Section 275(a) and (b) of the General Corporation Law of the State of Delaware.

FOURTH: That the names and addresses of the directors of the Corporation are as follows:

Name	Address

Michael R. McTighe	Danesbury House 4 Waverley Grove Solihull West Midlands B91 1 NP United Kingdom

Malcolm Bell	East Lodge Brockhampton Cheltenham GL 54 5 XH United Kingdom

Jan Gesmar-Larsen	Le Patio Palace 41, Avenue Hector Otto MC 98000 Monaco Principaute de Monaco

Karen Slatford	The Dene, Milley Road Waltham St. Lawrence Berkshire RG10 OJT United Kingdom

John C. Steele	Frith Cottage Bowlhead Green
Thursley
Godalming Surrey GU8 6NW
United Kingdom

FIFTH: That the names and addresses of the officers of the Corporation are as follows:

Name and Address	Office
Raymond D. Walsh Studland Lodge 14 Midway	Chief Executive Officer
Walton-on-Thames, Surrey KT12 3HZ United Kingdom

Matt S. Nydell 3 Earlywood Pines Coronation Road Ascot, Berkshire SL5 9LH United Kingdom	Senior Vice President General Counsel and Corporate Secretary

SIXTH: That the dissolution shall be effective as of 5:00 p.m. Eastern Time on November 4, 2005.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its authorized officer, this 4th day of November, 2005.

VIA NET.WORKS, INC.

By:	/s/ Raymond D. Walsh
Name: Raymond D. Walsh
Title: Chief Executive Officer